Exhibit 3.191

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY REALTY OF TULSA, INC.

Filed with Oklahoma Secretary of State on 9/01/04

1. The name of the corporation is:

BURLINGTON COAT FACTORY REALTY OF TULSA, INC.

2. The address of the initial registered and principal office on this corporation in this State is 2898 North West 63rd Street, in the City of Oklahoma City, County of Oklahoma City, State of Oklahoma 73116 and the name of the registered agent at said address is Jacqulyn Bass.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

4. The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

5. The initial Board of Directors, to hold office until the first annual meeting of the shareholders or until successors are elected and qualify, shall consist of three (3); the names and addresses of the directors constituting the initial Board are as follows:

NAME	ADDRESS
Monroe Milstein	1830 Route 130 Burlington, New Jersey 08016

Stephen E. Milstein	1830 Route 130 Burlington, New Jersey 08016

Andrew Milstein	1830 Route 130 Burlington, New Jersey 08016

6. The personal liability of the directors of the corporation to the corporation or to its shareholders is hereby eliminated to the fullest extent permitted by Section 1006B.6 of the Oklahoma General Corporation Act.

7. The names and addresses of the incorporators are as follows:

NAME	ADDRESS
Michael Barr	10 Bank Street, Suite 560 White Plains, New York 10606

Robert F. Gilhooley	10 Bank Street, Suite 560 White Plains, New York 10606

8. The period of duration of the corporation shall be perpetual.

9. The minimum amount of stated capital with which the corporation shall commence business is on thousand ($1,000.00) dollars.

IN WITNESS WHEROF, the undersigned hereby executes this document and affirms that the facts set forth are true under the penalties of perjury this thirty-first day of August, 2004.

/s/ Michael A. Barr
Incorporator

/s/ Robert F. Gilhooley
Incorporator

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